As filed with the Securities and Exchange Commission on October 31, 2023
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
Encompass Health Corporation*
(Exact Name of Registrant as Specified in its Charter)
_______________________

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
_______________________
9001 Liberty Parkway
Birmingham, Alabama 35242
(205) 967-7116
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
_______________________
Patrick Darby, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Encompass Health Corporation
9001 Liberty Parkway
Birmingham, Alabama 35242
(205) 967-7116
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________________
Copy to:
Stephen D. Leasure, Esq.
Deputy General Counsel
Encompass Health Corporation
9001 Liberty Parkway
Birmingham, Alabama 35242
(205) 967-7116
_______________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer   ☒                    Accelerated filer   ☐    Smaller reporting company   ☐
    Non-Accelerated filer   ☐ (Do not check if a smaller reporting company)                Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

*TABLE OF ADDITIONAL REGISTRANTS
The following direct and indirect subsidiaries of Encompass Health Corporation may guarantee debt securities issued by Encompass Health Corporation and are co-registrants under this registration statement with respect to the guarantees only.

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Advanced Homecare Holdings, Inc.	Delaware	61-1475415
Continental Medical Systems, LLC	Delaware	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	25-1622264
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware	38-3972785
Encompass Health Acquisition Holdings, LLC	Delaware	47-4222377
Encompass Health Alabama Real Estate, LLC	Delaware	81-2766540
Encompass Health Arizona Real Estate, LLC	Delaware	45-2816261
Encompass Health Arkansas Real Estate, LLC	Delaware	47-5318134
Encompass Health Boise Holdings, LLC	Delaware	82-4174650
Encompass Health Bryan Holdings, LLC	Delaware	47-5382676
Encompass Health California Real Estate, LLC	Delaware	46-0772862
Encompass Health Cape Coral Holdings, LLC	Delaware	88-1281126
Encompass Health Central Arkansas Holdings, Inc.	Delaware	25-1604215
Encompass Health Charleston Holdings, LLC	Delaware	85-2731879
Encompass Health Colorado Real Estate, LLC	Delaware	45-2973710
Encompass Health Dayton Holdings, LLC	Delaware	84-4903477
Encompass Health Deaconess Holdings, LLC	Delaware	45-4093563
Encompass Health Eau Claire Holdings, LLC	Delaware	87-1466834
Encompass Health Fairlawn Holdings, LLC	Delaware	02-0393832
Encompass Health GKBJH Holdings, LLC	Delaware	81-0798944
Encompass Health Grand Forks Holdings, LLC	Delaware	87-0913896
Encompass Health Gulfport Holdings, LLC	Delaware	81-4340729
Encompass Health Illinois Real Estate, LLC	Delaware	84-2359235
Encompass Health Iowa City Holdings, LLC	Delaware	84-4201538
Encompass Health Iowa Real Estate, LLC	Delaware	83-1251272
Encompass Health Johnson City Holdings, LLC	Delaware	46-5136877
Encompass Health Joint Ventures Holdings, LLC	Delaware	45-3462275
Encompass Health Jonesboro Holdings, Inc.	Delaware	62-1347455
Encompass Health Kansas Real Estate, LLC	Delaware	45-5092337
Encompass Health Kentucky Real Estate, LLC	Delaware	27-5440425
Encompass Health Kingsport Holdings, LLC	Delaware	85-4260711
Encompass Health Knoxville Holdings, LLC	Delaware	85-0842255
Encompass Health Littleton Holdings, LLC	Delaware	83-1872535
Encompass Health Louisiana Real Estate, LLC	Delaware	84-3901571
Encompass Health Lubbock Holdings, LLC	Delaware	82-2884550
Encompass Health Martin County Holdings, LLC	Delaware	45-4094041
Encompass Health Maryland Real Estate, LLC	Delaware	47-5529679
Encompass Health Massachusetts Real Estate, LLC	Delaware	47-5517900
Encompass Health Midland Odessa Holdings, LLC	Delaware	81-2974816
Encompass Health Moline Holdings, LLC	Delaware	84-3888637
Encompass Health Myrtle Beach Holdings, LLC	Delaware	81-1407007
Encompass Health Naples Holdings, LLC	Delaware	92-0746218
Encompass Health Nevada Real Estate, LLC	Delaware	46-3643875

Encompass Health New Mexico Real Estate, LLC	Delaware	46-3662902
Encompass Health Ohio Real Estate, LLC	Delaware	45-4508186
Encompass Health Owned Hospitals Holdings, LLC	Delaware	27-2457679
Encompass Health Pennsylvania Real Estate, LLC	Delaware	46-3458365
Encompass Health Properties, LLC	Delaware	63-1133453
Encompass Health Real Estate, LLC	Delaware	27-2811002
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware	26-2652076
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware	63-1011171
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware	45-2905189
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware	63-1184844
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware	26-1408389
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware	63-1184845
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware	81-1718775
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware	90-1015323
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware	47-3054927
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware	45-1441844
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware	25-1587575
Encompass Health Rehabilitation Hospital of Clermont, LLC	Delaware	85-2048497
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	25-1612420
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware	63-0974715
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware	63-1102594
Encompass Health Rehabilitation Hospital of Cumming, LLC	Delaware	46-5003520
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware	27-3444511
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware	26-2934144
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware	27-2457834
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama	63-1097851
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware	26-2942698
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware	63-1105904
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina	57-0775688
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware	63-1105919
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware	27-4344918
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware	20-0949793
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware	27-4000610
Encompass Health Rehabilitation Hospital of Greenville, LLC	Delaware	83-3672761
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware	52-1960506
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware	63-1262946
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware	46-4003807
Encompass Health Rehabilitation Hospital of Jacksonville, LLC	Delaware	85-2358003
Encompass Health Rehabilitation Hospital of Johnston, LLC	Delaware	84-1754425
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware	82-4549154
Encompass Health Rehabilitation Hospital of Lakeland, LLC	Delaware	85-1599538
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware	25-1573943
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware	63-1134645
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware	25-1693810
Encompass Health Rehabilitation Hospital of Libertyville, LLC	Delaware	84-2352894
Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware	45-4929357
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware	20-1151662
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	63-1105923
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware	27-5253818
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware	27-3463026

Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware	46-4417320
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama	63-1106107
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware	82-3473130
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware	90-1015581
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware	63-1105924
Encompass Health Rehabilitation Hospital of North Tampa, LLC	Delaware	81-5205937
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware	63-1184835
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware	26-1159764
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware	25-1654947
Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware	27-3308405
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida	63-1119356
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware	81-1940348
Encompass Health Rehabilitation Hospital of Pensacola, LLC	Delaware	82-2383902
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware	20-0948362
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware	25-1661222
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware	72-1397929
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware	20-5315890
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware	20-8038733
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware	63-1105930
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware	46-0977422
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware	63-1134650
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware	63-1184846
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware	27-0275705
Encompass Health Rehabilitation Hospital of Shreveport, LLC	Delaware	84-4765362
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC	Delaware	83-2549368
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware	63-1244181
Encompass Health Rehabilitation Hospital of St. Augustine, LLC	Delaware	85-1559447
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware	27-2810882
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware	63-1134714
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware	63-1134713
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware	63-1105916
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware	26-1408611
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware	63-1105909
Encompass Health Rehabilitation Hospital of Toledo, LLC	Delaware	84-3719357
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware	63-1105897
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware	63-1105921
Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware	33-0695017
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware	63-1105917
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware	26-2414472
Encompass Health Rehabilitation Hospital of Waco, LLC	Delaware	84-4256550
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts	04-2987822
Encompass Health Rehabilitation Hospital of York, LLC	Delaware	63-1105925
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware	27-0941690
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware	26-0518706
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama	63-1184847
Encompass Health San Angelo Holdings, LLC	Delaware	84-3195320
Encompass Health Savannah Holdings, LLC	Delaware	47-1113576
Encompass Health Sea Pines Holdings, LLC	Delaware	45-4093483
Encompass Health Sewickley Holdings, LLC	Delaware	82-2153220
Encompass Health South Carolina Real Estate, LLC	Delaware	46-3629300

Encompass Health South Dakota Real Estate, LLC	Delaware	83-2536799
Encompass Health Southern Illinois Holdings, LLC	Delaware	83-4584528
Encompass Health Southern Maryland Holdings, LLC	Delaware	82-2488700
Encompass Health Support Companies, LLC	Delaware	46-2882734
Encompass Health Texas Real Estate, LLC	Delaware	27-3167838
Encompass Health Tucson Holdings, LLC	Delaware	45-4055073
Encompass Health Tulsa Holdings, LLC	Delaware	47-4340755
Encompass Health Tyler Holdings, Inc.	Delaware	25-1667731
Encompass Health Utah Real Estate, LLC	Delaware	46-3649491
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware	63-1184848
Encompass Health Virginia Real Estate, LLC	Delaware	47-2424063
Encompass Health Walton Rehabilitation Hospital, LLC	Delaware	46-1318969
Encompass Health West Tennessee Holdings, LLC	Delaware	47-5213142
Encompass Health West Virginia Real Estate, LLC	Delaware	27-4647272
Encompass Health Westerville Holdings, LLC	Delaware	47-4109302
Encompass Health Winston-Salem Holdings, LLC	Delaware	81-3262644
Encompass Health Yuma Holdings, Inc.	Delaware	95-4895912
Encompass IP Holdings Corporation	Delaware	88-0570234
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	63-1105908
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware	63-0923506
Print Promotions Group, LLC	Delaware	46-2863772
Rebound, LLC	Delaware	62-1178229
Rehabilitation Hospital Corporation of America, LLC	Delaware	23-2655290
Rehabilitation Hospital of North Alabama, LLC	Delaware	37-1921725
Rehabilitation Hospital of Plano, LLC	Delaware	25-1612423
Reliant Blocker Corp.	Delaware	27-5236263
Western Neuro Care, Inc.	Delaware	94-3030235

#	All Registrants have the following principal executive offices:
c/o Encompass Health Corporation
9001 Liberty Parkway
Birmingham, Alabama 35242
(205) 967-7116

Prospectus
ENCOMPASS HEALTH CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities
Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, together or separately:
•     shares of our common stock;
•     shares of our preferred stock, which may be convertible or exchangeable;
•     warrants to purchase common stock or preferred stock;
•     debt securities; and
•     guarantees of the debt securities by one or more of our subsidiaries.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision. Our common stock is listed on the New York Stock Exchange under the symbol “EHC.”
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell securities described in this prospectus, we are required to provide you with this prospectus and a prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of the date of the prospectus and any accompanying prospectus supplement. Our business, financial position, results of operations and prospects may have changed since that date.
In this prospectus, unless otherwise stated or where it is clear from the context that the term only means Encompass Health Corporation, the terms “Encompass Health,” “we,” “us,” “our,” and the “Company” refer to Encompass Health Corporation and its consolidated subsidiaries. References to “you” refer to a prospective investor in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may include statements that are not historical fact and are forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements involve known and unknown risks and may relate to, among other things, future events, changes to Medicare reimbursement and other healthcare laws and regulations from time to time, our business strategy, our dividend and stock repurchase strategies, our financial plans, our growth plans, our future financial performance, our projected business results, or our projected capital expenditures. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “seek,” “target,” “forecast,” “project,” “potential,” or “continue” or the negative of these terms or other comparable terminology.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future developments, events and trends that we believe may affect our business, financial condition, and results of operations. Those future developments, events and results are subject to risks, uncertainties and other factors, many of which are beyond our control, that described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. The results, developments, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, developments, events and circumstances could differ materially from those described in the forward-looking statements.
Any forward-looking statement is based on information current as of the date of this prospectus, any prospectus supplement, and any document incorporated by reference herein or therein and speaks only as of the date on which such statement is made. We undertake no duty to update forward-looking statements, even though our situation may have changed subsequent to the date of such statement, except as may be required by law. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.
For a discussion of factors that could materially affect the outcome of our forward-looking statements, see the “Risk Factors” section in this prospectus, and any accompanying prospectus supplement, as well as in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, and June 30, 2023.

THE COMPANY
Business Overview
We are the largest owner and operator of inpatient rehabilitation hospitals in the United States. We provide high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. As of September 30, 2023, we operated 159 inpatient rehabilitation hospitals in 37 states and Puerto Rico, with concentrations in the eastern half of the United States and Texas.
Our inpatient rehabilitation hospitals offer specialized rehabilitative care across an array of diagnoses and deliver comprehensive, high-quality, cost-effective patient care services. As participants in the Medicare program, our hospitals must be licensed and certified and otherwise comply with various requirements of federal healthcare laws and regulations. Substantially all (91%) of the patients we serve are admitted from acute-care hospitals following physician referrals for specific acute inpatient rehabilitative care. Most of those patients have experienced significant physical or cognitive disabilities or injuries due to medical conditions, such as strokes, hip fractures, and a variety of debilitating neurological conditions, that are generally nondiscretionary in nature and require rehabilitative healthcare services in a facility-based setting. Our teams of highly skilled nurses and physical, occupational, and speech therapists utilize proven technology and clinical protocols with the objective of restoring our patients’ physical and cognitive abilities. Patient care is provided by nursing and therapy staff as directed by physician orders while case managers monitor patient progress and provide documentation and oversight of patient status, achievement of goals, discharge planning, and functional outcomes. Our hospitals provide a comprehensive interdisciplinary clinical approach to treatment that leverages innovative technologies and advanced therapies and leads to superior outcomes.
We have operated our inpatient rehabilitation business as a single segment since July 1, 2022. On that date, we completed the previously announced separation of our home health and hospice business through the distribution (the “Spin Off”) of all of the outstanding shares of common stock, par value $0.01 per share, of Enhabit, Inc. (“Enhabit”) to the stockholders of record of Encompass Health as of the close of business on June 24, 2022 (the “Record Date”). The Spin Off was effective at 12:01 a.m., Eastern Time, on July 1, 2022. The Spin Off was structured as a pro rata distribution of one share of Enhabit common stock for every two shares of Encompass Health common stock held of record as of the Record Date. No fractional shares were distributed. A cash payment was made in lieu of any fractional shares.
Corporate Information
Shares of our common stock began trading on the New York Stock Exchange on October 26, 2006. They currently trade under the ticker symbol “EHC.”
You should read this prospectus and any prospectus supplement together with the additional information contained under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Encompass Health was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 9001 Liberty Parkway, Birmingham, Alabama 35242, and our telephone number is (205) 967-7116. Our Internet website address is www.encompasshealth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. See “Where You Can Find More Information.”

SUPPLEMENTAL FINANCIAL INFORMATION

Summarized Guarantor Financial Information
The debt securities issued under the Company’s existing indenture are guaranteed on a senior, unsecured basis by all of the Company’s existing and future subsidiaries that guarantee borrowings under the Company’s credit agreement and other capital markets debt (such subsidiaries are referred to as the “subsidiary guarantors”). These guarantees are full and unconditional and joint and several, subject to certain customary conditions for release. The other subsidiaries of the Company do not guarantee the Company’s credit agreement and debt securities (such subsidiaries are referred to as the “non-guarantor subsidiaries”). For a brief description of the general terms of the debt securities we may offer and the guarantees our subsidiaries may offer, see the information under the heading “Description of Debt Securities and Guarantees” in this prospectus.
Summarized financial information is presented below for the Company and its subsidiary guarantors on a combined basis after elimination of intercompany transactions and balances among the Company and the subsidiary guarantors and does not include investments in and equity in the earnings of non-guarantor subsidiaries. Amounts for prior periods have been revised to reflect the status of subsidiary guarantors and non-guarantor subsidiaries as of the date of this prospectus. As used herein, “obligor group” means the Company, as the issuer of the debt securities, and the subsidiary guarantors on a combined basis. This summarized financial information is provided in accordance with the requirements of Rule 13-01 of SEC Regulation S-X and is not intended to present the financial position or results of operations of the obligor group in accordance with U.S. GAAP. This information supersedes similar information included in previous filings.

	Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
	(In Millions)
Net operating revenues	$2,252.6	$2,802.0
Intercompany revenues generated from non-guarantor subsidiaries	67.5	78.7
Total net operating revenues	$2,320.1	$2,880.7

Operating expenses	$1,970.7	$2,480.9
Intercompany expenses incurred in transactions with non-guarantor subsidiaries	25.2	31.9
Total operating expenses	$1,995.9	$2,512.8

Income from continuing operations	$162.9	$133.7
Net income	$159.4	$95.9
Net income attributable to Encompass Health	$159.4	$95.9

	As of September 30, 2023	As of December 31, 2022
	(In Millions)
Total current assets	$517.5	$466.3

Property and equipment, net	$2,147.6	$1,975.0
Goodwill	902.6	902.6
Intercompany receivable due from non-guarantor subsidiaries	217.2	254.9
Other noncurrent assets	463.3	508.2
Total noncurrent assets	$3,730.7	$3,640.7

Total current liabilities	$479.0	$437.8

Long-term debt, net of current portion	$2,607.6	$2,670.6
Other noncurrent liabilities	322.7	349.7
Total noncurrent liabilities	$2,930.3	$3,020.3

USE OF PROCEEDS
Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of the securities offered hereby for general corporate purposes, including:
•    redemption and repayment of short-term or long-term borrowings;
•     redemption or repurchases of common stock;
•     acquisitions of or investments in businesses or assets;
•     capital expenditures; and
•     working capital and other general corporate purposes.
Pending the application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is intended as a summary only. This description is based on our amended and restated certificate of incorporation (the “Certificate of Incorporation”), including a certificate of designations with respect to preferred stock (the “Certificate of Designations”), our amended and restated bylaws (the “Bylaws”), and applicable provisions of the Delaware General Corporation Law (the “DGCL”). In addition to the summary of our capital stock that follows, we encourage you to review our Certificate of Incorporation, the Certificate of Designations and our Bylaws, which we have filed with the SEC and can be found as Exhibits 3.1.1, 3.1.2 and 3.2, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Authorized Capital Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, par value $0.10 per share. As of September 30, 2023, 100,241,391 shares of common stock, and no shares of preferred stock were outstanding.
Description of Common Stock
The common stock, par value $0.01 per share, of the Company has the following rights, preferences and privileges:
Voting rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of the Company’s stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares present or represented by proxy.
Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of assets legally available for the payment of dividends.
Liquidation. In the event of a liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, the Company’s remaining assets will be distributed ratably among the holders of the common stock on a per share basis. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.
Rights and preferences. The common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Description of Preferred Stock
Under the terms of the Certificate of Incorporation, our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof adopted by our board of directors, as shall be expressed in the resolutions providing therefor. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the series. They will include:
•     the title and stated value of the preferred stock;
•     the price or prices at which the preferred stock may be purchased;
•     the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•     the dividend rate(s), period(s), and/or payments date(s) or method(s) of calculation thereof applicable to the preferred stock;
•     whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which the dividends on the preferred stock shall accumulate;
•     the procedures for an auction and remarketing, if any, for the preferred stock;
•     the provisions for a sinking fund, if any, for the preferred stock;
•     the voting rights of the preferred stock;
•     the provisions for redemption, if applicable, of the preferred stock;
•     the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or exchangeable for other securities, including the conversion price, or the manner of calculating the conversion price, and conversion period or the exchange ratio, or manner of calculating the exchange ratio, and exchange period;
•     if appropriate, a discussion of the United States federal income tax considerations applicable to the preferred stock;
•     the ranking of the preferred stock relative to the common stock and any outstanding series of preferred stock; and
•     any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, holders of our preferred stock will have no preemptive rights.
The issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.
The terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities will be detailed in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Provisions of the Certificate of Incorporation and the DGCL That May Have Anti-Takeover Effects

Our Certificate of Incorporation and the DGCL contain certain provisions that may have anti‑takeover effects and may delay, defer or prevent a change in control of the Company.
Authorized but Unissued Common Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of any stock exchange on which our securities may be listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Approval of Certain Business Combinations; Supermajority Voting. Pursuant to the Certificate of Incorporation, the affirmative vote of the holders of 66-2/3% of all shares of the Company entitled to vote in elections of directors, considered as one class, is required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of the Company entitled to vote in elections of directors, considered as one class. The term “business combination” includes (A) the sale, exchange, lease, transfer or other disposition by the Company of all, or substantially all, of its assets or business to any other entity, (B) the consolidation of the Company with or its merger into any other entity, (C) the merger into the Company of any other entity, or (D) a combination or majority share acquisition in which the Company is the acquiring corporation and its voting shares are issued or transferred to any other entity or to stockholders of any other entity, and the term “business combination” shall also include any agreement, contract or other arrangement with another entity providing for any of the transactions described in (A) through (D) above. The supermajority voting provision for business combinations has an exception based on the value of the consideration to be paid by the other entity and the other entity’s conduct after acquiring its 20% holdings, as described in the Certificate of Incorporation.
Preferred Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. No shares of preferred stock are outstanding.
Transfer Agent and Registrar
Computershare Trust Company, N.A. and its affiliate, Computershare, Inc., serve as transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase common stock, preferred stock, or other securities of the Company, or any combinations of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to the warrants being offered.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•     the title of the warrants;
•     the aggregate numbers of the warrants;
•     the price or prices at which the warrants will be issued;
•     the currencies in which the price or prices of the warrants may be payable;
•     the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•     the designations and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
•     if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•     the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•     the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•     the minimum or maximum amount of the warrants which may be exercised at any one time;
•     information with respect to book-entry procedures, if any;
•     if appropriate, a discussion of the United States federal income tax considerations applicable to the warrants; and
•     any other specific terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under either our existing indenture or another indenture to be entered into between us and the trustee. Our existing indenture, dated December 1, 2009, is attached as an exhibit to the registration statement of which this prospectus forms a part.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer and the guarantees of those debt securities that may be offered by one or more of our subsidiaries. The particular terms of the debt securities and the related guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities and the related guarantees, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities and the related guarantees, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities
The aggregate principal amount of debt securities that may be issued under our existing indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
•     title and aggregate principal amount;
•     whether the debt securities will be senior, subordinated or junior subordinated;
•     applicable subordination provisions, if any;
•     whether the debt securities will be convertible into or exchangeable for other securities or property of the Company or any other person;
•     percentage or percentages of principal amount at which the debt securities will be issued;
•     maturity date(s);
•     interest rate(s) or the method for determining the interest rate(s);
•     whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
•     dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•     whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
•     redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•     if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
•     authorized denominations;
•     form;
•     amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
•     the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•     where the debt securities may be presented for registration of transfer, exchange or conversion;
•     the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
•     whether the debt securities will be issued in whole or in part in the form of one or more global securities;
•     if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•     whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•     the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•     the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
•     any covenants applicable to the particular debt securities being issued;
•     any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
•     currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•     time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
•     securities exchange(s) on which the debt securities will be listed, if any;
•     whether any underwriter(s) will act as market maker(s) for the debt securities;
•     extent to which a secondary market for the debt securities is expected to develop;
•     provisions relating to defeasance;
•     provisions relating to satisfaction and discharge of the indenture;
•     any restrictions or conditions on the transferability of the debt securities;
•     provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•     any addition or change in the provisions related to compensation and reimbursement of the trustee;
•     provisions, if any, granting special rights to holders upon the occurrence of specified events;
•     whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
•     any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior, subordinated or junior subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities and the related guarantees shall be construed in accordance with and governed by the laws of the State of New York.
The Trustee under the Indenture
Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York, is the trustee under the indenture. Computershare Trust Company, N.A., in each of its capacities, including without limitation as trustee, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness, or accuracy of such information. The trustee (in each of its capacities) will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.

PLAN OF DISTRIBUTION
We may sell the securities under this prospectus from time to time. We may sell the securities in one or more of the following ways from time to time:
•     to or through one or more underwriters or dealers;
•     in short or long transactions;
•     directly to investors;
•     through agents; or
•     through a combination of any of these methods of sale.
If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•     in privately negotiated transactions;
•     in one or more transactions at a fixed price or prices, which may be changed from time to time;
•     in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•     at prices related to those prevailing market prices; or
•     at negotiated prices.
We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities, including:
•     the names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them;
•     any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•     any discounts or concessions allowed or reallowed or paid to dealers;
•     details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;
•     the purchase price of the securities being offered and the proceeds we will receive from the sale;
•     the public offering price; and
•     the securities exchanges on which such securities may be listed, if any.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any debt securities sold pursuant to a prospectus supplement will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, we will not list any series of the debt securities on any exchange. Underwriters, if any, of the debt securities may or may not make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC are available to the public at the SEC’s website at www.sec.gov. In addition, you may obtain these materials on our website. Our Internet website address is www.encompasshealth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.
We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:
•     Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023;
•     Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 3, 2023 and August 4, 2023, respectively;
•     Our Current Reports on Forms 8-K filed with the SEC on February 27, 2023, May 8, 2023, and July 25, 2023;
•     The information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2023 and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022; and
•     The description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.
 We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:
Encompass Health Corporation
General Counsel
9001 Liberty Parkway
Birmingham, Alabama 35242
(205) 967-7116

LEGAL MATTERS
The legality of the equity securities and the warrants being offered hereby will be passed upon for us by Mr. Stephen D. Leasure, Esq., who is Deputy General Counsel of Encompass Health Corporation (the “Registrant”). As an employee of the Registrant, Mr. Leasure participates or is eligible to participate in employee benefit plans of the Registrant and is otherwise compensated on the same basis as other similarly eligible employees. Pursuant to such plans, he owns or has other rights to acquire an aggregate of less than 0.5% of the outstanding shares of the common stock of the Registrant. The enforceability of the debt securities and the related guarantees will be passed upon for us by Maynard Nexsen PC.
Certain other legal matters with respect to the offered securities will be passed upon for us, any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS
    The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses relating to the issuance and distribution of the securities registered hereby, other than underwriting discounts, commissions and transfer taxes, that will be borne by the registrants.

SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Warrant Agent Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agency Fees	**
Printing and Mailing Fees and Expenses	**
FINRA Fees	**
Total	**
*     Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act. The SEC registration fee will be paid at the time of any particular offering of securities under this registration statement.
**     Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The Company will file an updated table at the time of completion of any offering under this registration statement.

Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated bylaws of Encompass Health Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.
Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors and officers to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except in circumstances involving a breach of the director’s or officer’s duty of loyalty; acts or omissions of a director or officer that are not in good faith or which involve intentional misconduct or a knowing violation of the law; liability of a director under Section 174 of the DGCL (unlawful dividends); a transaction from which the director or officer derives an improper personal benefit; or liability of a officer in any action by or in right of the corporation.
Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.
Under separate indemnification agreements with the Company, each director of the Company appointed to the Company’s board of directors prior to 2015 is indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.
Delaware Registrants
Delaware Corporations
The bylaws of each of the co-registrants that are Delaware corporations (collectively, the “Delaware Corporate Registrants”) provide that, to the fullest extent permitted by applicable law, the Delaware Corporate Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Delaware Corporate Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Delaware Corporate Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Delaware Corporate Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Delaware Corporate Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Delaware Corporate Registrants will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnified person prior to final disposition of any proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the bylaws of the Delaware Corporate Registrant.
The Delaware Corporate Registrants’ respective bylaws provide that they have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Delaware Corporate Registrant, or is or was serving at the request of the Delaware Corporate Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Delaware Corporate Registrant would have the power to indemnify him or her against such liability under applicable law.
Pursuant to Section 102(b)(7) of the DGCL, the Delaware Corporate Registrants’ respective certificates of incorporation provide that no director shall be personally liable to the Delaware Corporate Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Delaware Corporate Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.
Delaware LLCs
The operating agreements of each of the co-registrants that are Delaware limited liability companies (the “Delaware LLC Registrants”) provide that, to the fullest extent permitted by law and subject to certain enumerated exceptions, the Delaware LLC Registrants will indemnify any person who is a manager or member of such companies, or any officer, director or manager of any of the foregoing, any officer of the Delaware LLC Registrants, or other persons named therein, against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), in which he or she may be involved, or threatened to be involved, as a party or otherwise, by reason of his or her management of the affairs of the Delaware LLC Registrant or which relates to or arises out of the Delaware LLC Registrant or its property, business or affairs. The Delaware LLC Registrants will advance expenses of any Claim prior to final disposition of such Claim upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the operating agreement of the Delaware LLC Registrant.
Except as noted below, the operating agreements of the remaining co-registrants that are limited liability companies organized under the laws of Alabama, Florida, Massachusetts and South Carolina contain identical provisions.
Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.
Delaware Limited Partnerships
The partnership agreement of Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P. provides that the partnership will, subject to certain exceptions, indemnify the general partner and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims incurred by them in connection with the partnership. Additionally, the partnership will indemnify the tax matters partner against all claims, liabilities, losses and damages, including judgments, fines and expenses (including attorneys’ fees) incurred by the tax matters partner in connection with (a) any administrative or judicial proceeding with respect to the tax liability of the partners and (b) any civil, criminal or investigative proceeding in which the tax matters partner is involved or threatened to be involved in, solely by virtue of being tax matters partner. The partnership agreement of Encompass Health Rehabilitation Hospital of Tustin, L.P. provides that the partnership will, subject to certain exceptions, indemnify each general partner and each affiliate, shareholder, officer, director, employee and agent of each general partner and its affiliates against any claim, loss, liability, damage or expense (including reasonable attorneys’ fees) arising as a result of any act by the foregoing persons. The partnership will advance expenses incurred by any indemnified person as a result of a legal action relating to the performance of duties or services by the indemnified party on behalf of the partnership upon receipt of an undertaking by the indemnified person to repay such expenses if that person is ultimately determined not to be entitled to indemnification under the partnership agreement.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.
Alabama Registrants
Alabama Corporations
Sections 10A-2A-8.50 to 10A-2A-8.59 of the Alabama Business and Nonprofit Entity Code (the “Alabama Code”) give a corporation power to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if (1) (a) the individual conducted himself or herself in good faith, (b) the individual reasonably believed: (i) in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation; and (ii) in all other cases, that the conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful, or (2) if the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation. Under the Alabama Code, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation , except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, regardless of whether it involved action in the director's official capacity. In addition, Section 10A‑2A‑8.56 of the Alabama Code gives a corporation power to indemnify and advance expenses to an individual who is an officer to the same extent as a director, and if the individual is an officer but not a director, to such further extent as may be provided by the certificate of incorporation or the bylaws, or by a resolution adopted or a contract approved by the board of directors or stockholders, except for (1) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, or (2) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which he or she is not entitled, (B) an intentional infliction of harm on the corporation or the stockholders, or (C) an intentional violation of criminal law.
In addition, Sections 10A-2A-8.52 and 10A-2A-8.56 of the Alabama Code state that, to the extent that a director or officer of a corporation has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she was a director or officer of the corporation, he or she shall be indemnified against expenses incurred in connection with the proceeding.
Alabama LLCs
The articles of organization of Encompass Health Rehabilitation Institute of Tucson, LLC (the “Alabama LLC Registrant”) state that, to the fullest extent permitted under the law, (a) each member is entitled to indemnification for any loss, damage or claim incurred by such member by reason of any act or omission performed or omitted by such member on behalf of the Alabama LLC Registrant, and (b) the Alabama LLC Registrant will advance expenses of an action, proceeding or suit prior to final disposition of the same upon receipt of an undertaking by or on behalf of the member or manager to repay such amount if that person is not entitled to indemnification under the articles or organization. In addition, the operating agreement of the Alabama LLC Registrant provides that it will indemnify any person who is or was a member of the board, a principal officer or the tax matters member of the Alabama LLC Registrant against any and all claims, demands and losses if (x) such person conducted himself or herself in good faith, (y) reasonably believed (i) in the case of conduct in his or her official capacity with the Alabama LLC Registrant, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and such person was not found liable in a proceeding charging improper personal gain, and (z) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Moreover, any indemnification by the Alabama LLC Registrant pursuant to the provisions of the operating agreement will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
Section 10A-5A-4.10 of the Alabama Limited Liability Company Law of 2014 permits a limited liability company, or a series thereof, to indemnify and hold harmless a member or other person and pay in advance or reimburse expenses incurred by a member or other person.
Florida Registrants
Florida Corporation
The bylaws of Encompass Health Rehabilitation Hospital of Panama City, Inc. (the “Florida Registrant”) provide that, to the fullest extent permitted by applicable law, the Florida Registrant will indemnify its directors and officers against liabilities, and advance reasonable expenses, incurred in any proceeding, including threatened or pending suits, whether civil, criminal or investigative and whether formal or informal, to which such person is, or is threatened to be made, a party or a witness because of his or her role as a director or officer. Moreover, the rights to indemnification granted under the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.
Section 607.0831 of the Florida Business Corporation Act (the “Florida Code”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, as a director, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of the directors for improper distributions) are applicable, (d) willful or intentional misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of stockholders, or (e) recklessness or an act or omission committed in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0851 of the Florida Code authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he or she is or was a director or officer of the company (or, who while a director or officer of the company, is or was serving at the company’s request as a director, officer, manager, partner, trustee, employee or agent for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.
Section 607.0852 of the Florida Code requires that a director or officer be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been wholly successful on the merits or otherwise in the defense of any proceeding. Section 607.0853 of the Florida Code also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the director or officer undertakes to repay such advance if it is ultimately determined that indemnification is not appropriate.
Section 607.0858 of the Florida Code further states that the indemnification and advancement of expenses provided pursuant to Sections 607.0851, 607.0852 and 607.0853 of the Florida Code are not exclusive and that indemnification and advancement may be provided by a company pursuant to other means, including by a provision in its articles of incorporation, bylaws or agreements. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director or officer constitute (a) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which such person derived an improper personal benefit, (c) willful or intentional misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of directors for improper distributions) are applicable.
Massachusetts Registrants
Massachusetts LLCs
Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the limited liability company. Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company or to another member or manager.
South Carolina Registrants
South Carolina Corporation
The bylaws of Encompass Health Rehabilitation Hospital of Florence, Inc. (the “South Carolina Corporate Registrant”) provide that the South Carolina Corporate Registrant will indemnify each director, officer, employee or agent of the South Carolina Corporate Registrant who is, or is threatened to be made, a party to any action, proceeding or suit, whether administrative, civil, criminal or investigative (other than any action, proceeding or suit by or on behalf of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the South Carolina Corporate Registrant, or is or was serving at the request of the South Carolina Corporate Registrant in such a capacity of the corporation, against expenses (including attorneys’ fees), fines, judgments and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, proceeding or suit if he or she reasonably acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the South Carolina Corporate Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the discretion of the board, the South Carolina Corporate Registrant may advance expenses before final disposition of the relevant action, proceeding or suit in respect of the indemnification provisions set forth in the bylaws.

Under Sections 33-8-510 and 33-8-560 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if (a) he or she conducted himself or herself in good faith, (b) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and (ii) in all other cases, that his or her conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or officer (a) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Item 16. List of Exhibits.

Exhibit numbers		Description

1	*	Form of Underwriting Agreement.

3.1.1
Amended and Restated Certificate of Incorporation of Encompass Health Corporation, effective as of January 1, 2018 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on October 25, 2017).

3.1.2
Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on March 9, 2006).

3.2
Amended and Restated Bylaws of Encompass Health Corporation, effective as of December 8, 2022 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on December 13, 2022).

4.1	*	Form of Certificate of Designation of preferred stock.

4.2	*	Specimen preferred stock certificate.

4.3	*	Form of warrant agreement.

4.4	*	Form of warrant certificate.

4.5
Indenture, dated as of December 1, 2009, between Encompass Health Corporation and Computershare Trust Company, N.A., as trustee and successor in interest to Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.7.1 to Encompass Health’s Annual Report on Form 10-K filed on February 23, 2010).

4.6	*	Specimen Note.

5.1		Opinion of Stephen D. Leasure, Esq. regarding the equity securities and warrants being registered.

5.2		Opinion of Maynard Nexsen PC regarding debt securities and certain guarantees being registered.

22		List of Subsidiary Guarantors.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Stephen D. Leasure, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

23.3		Consent of Maynard Nexsen PC (included in the opinion filed as Exhibit 5.2 hereto).

24.1		Power of Attorney for Encompass Health Corporation (included on signature page hereto).

24.2		Power of Attorney for Co-Registrants (included on signature pages hereto).

25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A. as trustee under the indenture for debt securities.

107		Filing Fee Table.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 31, 2023.

ENCOMPASS HEALTH CORPORATION

By:	/s/ PATRICK DARBY
Patrick Darby
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Patrick Darby his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ MARK J. TARR	President and Chief Executive Officer and Director	October 31, 2023
Mark J. Tarr

/s/ DOUGLAS E. COLTHARP	Executive Vice President and Chief Financial Officer	October 31, 2023
Douglas E. Coltharp

/s/ ANDREW L. PRICE	Chief Accounting Officer	October 31, 2023
Andrew L. Price

/s/ DONALD L. CORRELL	Chairman of the Board of Directors	October 31, 2023
Donald L. Correll

/s/ Greg D. Carmichael	Director	October 31, 2023
Greg D. Carmichael

/s/ JOHN W. CHIDSEY	Director	October 31, 2023
John W. Chidsey

/s/ JOAN E. HERMAN	Director	October 31, 2023
Joan E. Herman

/s/ LESLYE G. KATZ	Director	October 31, 2023
Leslye G. Katz

/s/ Patricia A. Maryland	Director	October 31, 2023
Patricia A. Maryland

/s/ Kevin J. O'Connor	Director	October 31, 2023
Kevin J. O'Connor

/s/ Christopher R. Reidy	Director	October 31, 2023
Christopher R. Reidy

/s/ Nancy M. Schlichting	Director	October 31, 2023
Nancy M. Schlichting

/s/ Terrance Williams	Director	October 31, 2023
Terrance Williams

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 31, 2023.

Advanced Homecare Holdings, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
Encompass IP Holdings Corporation
HealthSouth Rehabilitation Hospital of Austin, Inc.
Reliant Blocker Corp.
Western Neuro Care, Inc.

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Director	October 31, 2023
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	October 31, 2023
Andrew L. Price	(Principal Accounting Officer)

/s/ JULIE DUCK	Director	October 31, 2023
Julie Duck

/s/ PATRICK DARBY	Director	October 31, 2023
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 31, 2023.

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.
By: Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Encompass Health Rehabilitation Hospital of Tustin, L.P.
By: Western Neuro Care, Inc., its Managing General Partner

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Director	October 31, 2023
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	October 31, 2023
Andrew L. Price	(Principal Accounting Officer)

/s/ JULIE DUCK	Director	October 31, 2023
Julie Duck

/s/ PATRICK DARBY	Director	October 31, 2023
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 31, 2023.

Continental Medical Systems, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health Boise Holdings, LLC
Encompass Health Bryan Holdings, LLC
Encompass Health California Real Estate, LLC
Encompass Health Cape Coral Holdings, LLC
Encompass Health Charleston Holdings, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Dayton Holdings, LLC
Encompass Health Deaconess Holdings, LLC
Encompass Health Eau Claire Holdings, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health GKBJH Holdings, LLC
Encompass Health Grand Forks Holdings, LLC
Encompass Health Gulfport Holdings, LLC
Encompass Health Illinois Real Estate, LLC
Encompass Health Iowa City Holdings, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Johnson City Holdings, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Kingsport Holdings, LLC
Encompass Health Knoxville Holdings, LLC
Encompass Health Littleton Holdings, LLC
Encompass Health Louisiana Real Estate, LLC
Encompass Health Lubbock Holdings, LLC
Encompass Health Martin County Holdings, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Midland Odessa Holdings, LLC
Encompass Health Moline Holdings, LLC
Encompass Health Myrtle Beach Holdings, LLC
Encompass Health Naples Holdings, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC

Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Properties, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Abilene, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Arlington, LLC
Encompass Health Rehabilitation Hospital of Austin, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Clermont, LLC
Encompass Health Rehabilitation Hospital of Cumming, LLC
Encompass Health Rehabilitation Hospital of Cypress, LLC
Encompass Health Rehabilitation Hospital of Dallas, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Greenville, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Humble, LLC
Encompass Health Rehabilitation Hospital of Jacksonville, LLC
Encompass Health Rehabilitation Hospital of Johnston, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Lakeland, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Libertyville, LLC
Encompass Health Rehabilitation Hospital of Littleton, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of North Tampa, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Ocala, LLC
Encompass Health Rehabilitation Hospital of Pearland, LLC
Encompass Health Rehabilitation Hospital of Pensacola, LLC

Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Plano, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Richardson, LLC
Encompass Health Rehabilitation Hospital of Round Rock, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Shreveport, LLC
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC
Encompass Health Rehabilitation Hospital of St. Augustine, LLC
Encompass Health Rehabilitation Hospital of Sugar Land, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Health Rehabilitation Hospital of Toledo, LLC
Encompass Health Rehabilitation Hospital of Toms River, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Waco, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Hospital The Vintage, LLC
Encompass Health Rehabilitation Hospital Vision Park, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health San Angelo Holdings, LLC
Encompass Health Savannah Holdings, LLC
Encompass Health Sea Pines Holdings, LLC
Encompass Health Sewickley Holdings, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Southern Illinois Holdings, LLC
Encompass Health Southern Maryland Holdings, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Tulsa Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health Walton Rehabilitation Hospital, LLC
Encompass Health West Tennessee Holdings, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Westerville Holdings, LLC
Encompass Health Winston-Salem Holdings, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC

Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Manager	October 31, 2023
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	October 31, 2023
Andrew L. Price	(Principal Accounting Officer)

/s/ JULIE DUCK	Manager	October 31, 2023
Julie Duck

/s/ PATRICK DARBY	Manager	October 31, 2023
Patrick Darby